Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan, of our reports dated February 26, 2021, with respect to the consolidated financial statements of Rent-A-Center, Inc. and the effectiveness of internal control over financial reporting of Rent-A-Center, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

June 8, 2021